UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______

Form 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2005

PATIENT INFOSYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22319	16-1476509	_
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46 Prince Street, Rochester, New York	14607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 242-7200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES

On October 31, 2005, Patient Infosystems, Inc. (the “Registrant”) sold approximately 1.5 million shares of common stock for $3.44 per share in a private placement to institutional and other accredited investors for which it paid commissions of $470,000 to a placement agent and issued a warrant to purchase approximately 140,000 shares of common stock. The Registrant raised $5,234,002 in gross proceeds from this private placement. The securities offered and sold in this private placement were sold in reliance on an exemption from the registration requirements under Regulation D of the Securities Act of 1933, as amended.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On October 31, 2005, the Registrant issued a press release regarding the completion of a private placement from which the registrant received gross proceeds of approximately $5,234,002. A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release dated October 31, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATIENT INFOSYSTEMS, INC.

Date: November 4, 2005	By: __/s/ Kent Tapper__________________
Kent Tapper
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 31, 2005.

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